UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 12, 2016

Old National Bancorp
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	001-15817	35-1539838
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Main Street, Evansville, Indiana		47708
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(812) 464-1294

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2016, the Board of Directors of Old National Bancorp (the "Company") made several new officer appointments to be effective as of the commencement of the Company's Annual Meeting of Shareholders held on May 12, 2016. James A. Sandgren, 49, was appointed President and Chief Operating Officer of the Company; James C. Ryan, III, 44, was appointed Senior Executive Vice President and Chief Financial Officer of the Company; and Christopher A. Wolking, 56, previously Chief Financial Officer of the Company, was appointed Senior Executive Vice President and Capital Markets and Specialty Products Executive. Each of the executive officers named herein is appointed annually by the Board of Directors and holds such office until a successor has been duly appointed and qualified, or until death, resignation or removal as provided in the Company’s Amended and Restated By-Laws.

Mr. Sandgren has served as Executive Vice President and Chief Banking Officer of the Company since April 2014. He served as the Southern Region CEO for the Company's banking subsidiary, Old National Bank, from May 2007 to April 2014. From 2004 to 2007, Mr. Sandgren served as the Southern Region Chief Credit Officer for Old National Bank. Prior to that, he served as the Commercial Lending Manager for Old National Bank from 1997 to 2004, and as Commercial Development Officer for Old National Bank from 1992 to 1997.

There are no arrangements or understandings between Mr. Sandgren and any other persons pursuant to which he was selected as President and Chief Operating Officer. He has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Sandgren’s annual base salary rate will be $450,000. Mr. Sandgren will participate in the Company's Short Term Incentive Plan or "STIP" with a target payout opportunity of 50% of base salary and has already received his Performance Based Restricted Stock Unit and Service Based Restricted Stock Awards for 2016 under the Company's Amended and Restated 2008 Incentive Compensation Plan. The Amended and Restated 2008 Incentive Compensation Plan of which the STIP is a part is more completely described in the Company’s Proxy Statement for its Annual Meeting of Shareholders, which was filed on March 24, 2016 (the "Proxy Statement"). The Company entered into an employment agreement with Mr. Sandgren dated as of March 18, 2014 and amended as of May 12, 2016 with respect to his position and salary, which is filed as Exhibit 10.1 and is incorporated by reference herein.

Mr. Ryan has served as Executive Vice President and Director of Corporate Development and Mortgage Banking of the Company since February 2015. He served as Executive Vice President and Director of Corporate Development of the Company from July 2009 to February 2015. From December 2006 to July 2009 he served as Senior Vice President and Integration Executive of the Company, and from March 2005 to December 2006 he served as Senior Vice President and Treasurer of the Company.

There are no arrangements or understandings between Mr. Ryan and any other persons pursuant to which he was selected as Senior Executive Vice President and Chief Financial Officer. He has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Ryan’s annual base salary rate will be $375,000. Mr. Ryan will participate in the STIP with a target payout opportunity of 50% of base salary. On January 28, 2016, Mr. Ryan received Performance Based Restricted Stock Units and Service Based Restricted Stock Awards for 2016 under the Company's Amended and Restated 2008 Incentive Compensation Plan. He will receive an additional 9,000 shares of Performance Based Restricted Stock Units and Service Based Restricted Stock Awards on June 1, 2016. The Company entered into an employment agreement with Mr. Ryan dated as of May 12, 2016, as Senior Executive Vice President and Chief Financial Officer which superseded his 2011 Change of Control Agreement and is filed as Exhibit 10.2 and is incorporated by reference herein.

Mr. Wolking’s annual base salary rate will be $379,000. Mr. Wolking will participate in the Company's STIP with a target payout opportunity of 50% of base salary and has already received his Performance Based Restricted Stock Unit and Service Based Restricted Stock Awards for 2016 under the Company's Amended and Restated 2008 Incentive Compensation Plan. The Company entered into an employment agreement with Mr. Wolking dated as of January 1, 2008, as amended and effective as of January 1, 2009, January 1, 2011, and as of May 12, 2016 with respect to his position and salary, which is filed as Exhibit 10.3 and is incorporated by reference herein.

The terms of the Company’s executive employment agreements are more fully described in the Company’s Proxy Statement which is incorporated by reference herein.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Old National Bancorp

May 12, 2016	By:	/s/ Jeffrey L. Knight

Name: Jeffrey L. Knight
Title: EVP, Chief Legal Counsel and Corporate Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement dated as of March 18, 2014, as amended and effective as of May 12, 2016, between Old National Bancorp and James A. Sandgren
10.2	Employment Agreement dated as of May 12, 2016 between Old National Bancorp and James C. Ryan, III
10.3	Employment Agreement dated as of January 1, 2008, as amended and effective as of January 1, 2009, January 1, 2011, and May 12, 2016, between Old National Bancorp and Christopher A. Wolking
99.1	Press Release issued by Old National Bancorp on May 12, 2016